UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

CHINDEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Chindex International, Inc. (the “Company”) established the Executive Management Incentive Program for the Company’s fiscal year ending March 31, 2008 (the “2008 EMIP”) covering the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”), the Executive Vice President in charge of the Company’s Medical Products Division (the “EVP”) and the President of the Company’s Healthcare Services division (the “UFH President”).

The principal measure of annual performance under the 2008 EMIP is applicable Income from Operations (“OI”).  Achievement of objective performance-based criteria under the 2008 EMIP will be determined in accordance with the approved fiscal 2008 budget for the Company and the following table, based (i) 100% on the Company’s OI for the CEO and CFO, (ii) 40% on the OI of the Company’s Medical Products division, 40% on the Company’s OI and 20% on other annual performance criteria for the EVP, and (iii) 100% on the OI of the Company’s Healthcare Services division for the UFH President. The reference to base salary in the table means total base salary actually received by the participant during fiscal 2008.

OI Achieved as a % of Annual Approved Budget	Cash Bonus as a % of Base Salary	Grant of Non Qualified Stock Options

90 % or Less	0%	0
91% to 99%	10%	0
100% to 110%	25%	15,000
111% and above	35%	20,000

Stock option grants referenced in the table would vest ratably on each of the first three anniversaries of the date of grant, have an exercise price equal to the Fair Market Value on the date of grant determined in accordance with the Company’s 2007 Stock Incentive Plan and otherwise be granted pursuant to such Plan.

In addition to the payouts based on the objective performance criteria shown above, a payout not to exceed 20% of base salary may be granted to a participant at the discretion of the Compensation Committee based on the achievement of various non-financial objectives such as developmental and transformational projects, human resources and successor development and other objectives agreed with the Compensation Committee at the beginning of or during fiscal 2008, or in acknowledgement of certain possible events altogether beyond the control of the executives that prevents complete achievement of quantified goals.

The determination of meeting any annual performance criteria shall be made in the sole judgment of the Compensation Committee based on the Company’s year-end financial information, which determination will be made within 120 days after the end of fiscal 2008.  Entitlement to any payments under the 2008 EMIP shall be contingent on the participant being employed by the Company or a consolidated subsidiary of the Company on the date of such determination.

We do not disclose the OI amounts contained in the approved fiscal 2008 budget for the Company, which amounts are statements of expectations and estimates of future results and the disclosure thereof could cause competitive harm to the Company. The Compensation Committee believes that such OI amounts are reasonably achievable and that OI amounts in excess thereof will be difficult to achieve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2007

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer

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